Exhibit 4(c)
The Teleglobe Inc. Amended and Restated Stock Option Plan


                                TELEGLOBE INC.

                               STOCK OPTION PLAN
                            AS AMENDED AND RESTATED


1.   Purpose of the Plan
     -------------------

The purpose of the Plan is (i) to create an incentive for Eligible Participants to join and remain in the employ of Teleglobe and/or its Subsidiaries, (ii) to encourage such Eligible Participants to work towards and participate in the growth and development of Teleglobe and its Subsidiaries, (iii) to provide the Eligible Participants with the opportunity to acquire an ownership interest in Teleglobe, and (iv) to enhance Teleglobe's long term performance.

2.   Definitions
     -----------

For the purposes of the Plan, the terms defined below shall have the following meaning:

"Appreciation Period" shall mean the period from the date of the Grant of a Share Appreciation Right to the date of its expiry, as specified by the Board pursuant to Section 7.3.

"Board" shall mean the Board of Directors of Teleglobe.

"Change of Control" shall mean:

          (i) the acquisition by any person or entity, or any persons or entities acting jointly or in concert, whether directly or indirectly, of voting securities of Teleglobe which, together with all other voting securities of Teleglobe held by such persons or entities, constitute, in the aggregate, either (a) fifty percent (50%) or more of all outstanding voting securities of Teleglobe, or (b) forty percent (40%) or more of all outstanding voting securities of Teleglobe and is followed within twenty-four (24) months by changes of the members of the Board resulting in a change of the majority of the Board;

          (ii) an amalgamation, arrangement or other form of business combination of Teleglobe with another entity which results in the holders of voting securities of that other entity holding, in the aggregate, either (a) fifty percent (50%) or more of all outstanding voting securities of the entity resulting from the business combination, or (b) forty percent (40%) or more of all outstanding voting securities of the entity resulting from the business combination and is followed within twenty-four (24) months by changes of the members of the Board resulting in a change of the majority of the Board;

          (iii) any event or series of events (which event or series of events may include, without limitation, a proxy fight or proxy solicitation with respect to the election of directors of Teleglobe made in opposition to the nominees recommended by the Continuing Directors during any period of twenty-four (24) consecutive months) as a result of which a majority of the members of the Board consists of individuals other than Continuing Directors; or

          (iv) the sale, lease or exchange of all or substantially all of the property of Teleglobe to another person or entity, other than in the ordinary course of business of Teleglobe to any of its Subsidiaries.


"Code" shall mean the United States Internal Revenue Code of 1986, as amended.

"Committee" shall mean the Compensation and Human Resources Committee of the Board, or such other committee of the Board performing similar functions to which the authority to administer the Plan, in whole or in part, has been delegated by the Board.

"Continuing Directors" shall mean with respect to any period of twenty-four (24) consecutive months, (a) any members of the Board on the first (1st) day of such period, (b) any members of the Board elected after the first (1st) day of such period at any annual meeting of shareholders who were nominated by the Board or a committee thereof, if a majority of the members of the Board or such committee were Continuing Directors at the time of such nomination, and (c) any members of the Board elected to succeed Continuing Directors by the Board or a committee thereof, if a majority of the members of the Board or such committee were Continuing Directors at the time of such election.

"Disability" shall mean a physical or mental impairment sufficient to make the Eligible Participant eligible for benefits under a long-term disability program of Teleglobe or of any of its Subsidiaries, or if the Optionholder is not covered by such a program, as determined by the Board.

"Dismissal for Cause" shall mean termination of employment for (a) theft or embezzlement of the property of Teleglobe or any of its Subsidiaries; (b) fraud or other wrongdoing against Teleglobe or any of its Subsidiaries; (c) a conviction of a crime of moral turpitude; (d) receipt of consideration or acceptance of benefits from, or the participation in business activities with, persons doing business with Teleglobe or any of its Subsidiaries or an affiliate, in violation of the business ethics policy of Teleglobe; (e) malicious destruction of the property of Teleglobe or any of its Subsidiaries;
(f) improper disclosure of trade secrets of Teleglobe or any of its Subsidiaries; (g) actively engaging in or working for a business in direct competition with Teleglobe or any of its Subsidiaries while employed by Teleglobe or any of its Subsidiaries; or (h) such other reason as the Board may determine. Teleglobe will determine whether a termination of employment has occurred by reason of Dismissal for Cause, and will notify the Board of such a determination.

"EBITDA" shall mean earnings before interest expenses, taxes, depreciation, amortization and other non-cash items;

"Eligible Participants" shall mean the officers and key employees of Teleglobe or any of its Subsidiaries determined by the Board to be eligible to receive Grants under the Plan.

"Grant" shall mean an award of a number of Options, Share Appreciation Rights, Restricted Shares or Incentive Share Units, as the case may be, granted to an Eligible Participant at any time in accordance with Sections 5, 7, 8 or 9 hereof, as the case may be.

"Grant Date" shall mean the date on which an Option is granted as determined in accordance with the provisions of Section 5.1.

"Grantee" shall mean any Eligible Participant who has been granted Share Appreciation Rights, Restricted Shares or Incentive Share Units under the Plan.

"Incentive Stock Option" shall mean an Option which qualifies for special U.S. Federal income tax treatment and is designated by the Board as an Incentive Stock Option within the meaning of Section 422 of the Code.

"Incentive Share Unit" shall mean a right granted to an Eligible Participant to receive Shares, as provided in Section 9.

"Market Value" of a Share shall mean, where the Market Value needs to be determined for an Optionholder or a Grantee in Canadian dollars, the weighted average of the trading prices of the Shares on The Montreal Exchange and The Toronto Stock Exchange on the last five (5) trading days preceding the date on which such value needs to be determined, or it shall mean, where the Market Value needs to be determined for an Optionholder or a Grantee in U.S. dollars, the weighted average of the trading prices of the Shares on the New York Stock Exchange on the last five (5) trading days preceding the date on which such value needs to be determined.

"Option" shall mean an option granted pursuant to Section 5 hereof to purchase a Share and shall include an Incentive Stock Option.

"Option Agreement" shall have the meaning ascribed thereto in Section 5.

"Option Period" shall mean the period during which an Option granted under the Plan may be exercised as determined in accordance with the provisions of Section 5.3.

"Optionholder" shall mean an Eligible Participant to whom a Grant of Options has been made pursuant to Section 5 hereof.

"Plan" shall mean the Teleglobe Inc. Amended and Restated Stock Option Plan as set forth herein and as may be amended from time to time.

"Plan Agreements" shall have the meaning ascribed thereto in Section 6 hereof.

"Restricted Share" shall mean a right granted to an Eligible Participant to acquire Shares, as provided in Section 8.

"Retirement" shall mean retirement in accordance with the provisions of any pension or retirement plan of Teleglobe or of any of its Subsidiaries covering the Optionholder or the Grantee, as the case may be (a "Pension Plan"), retirement pursuant to a special pension arrangement entered into by Teleglobe or any of its Subsidiaries and an Optionholder or a Grantee, as the case may be, and applicable in lieu of, or in addition to a Pension Plan, or shall have the meaning ascribed thereto by the Board in any Option Agreement or Plan Agreement, as the case may be.

"Share Appreciation Right" shall mean a right granted to an Eligible Participant to receive a payment in the form of cash or Shares, as provided in Section 7.

"Shares" shall mean the common shares of Teleglobe and "Share" shall mean one of such common shares, which common shares are subject to adjustments and modifications provided for in Section 12.

"Subsidiary" or "Subsidiaries" shall have the meaning ascribed thereto in the Canada Business Corporations Act, R.S.C. 1985, c.C-44, as amended.

"Teleglobe" shall mean Teleglobe Inc. or its successors.

"U.S. Securities Act" shall mean the U.S. Securities Act of 1934, as amended.

3.     Administration
       --------------

The Plan will be administered by the Board. The Board may, in its sole discretion, determine, by resolution describing in details the terms of such delegation, delegate (i) to the Committee (which Committee will consist of not less than three (3) members of the Board) or (ii) to the Chairman of Teleglobe, in whole or in part, its administrative duties with respect to the Plan. Notwithstanding the foregoing, the Board shall not be entitled to delegate to the Chairman of Teleglobe the authority to grant Options to himself or herself, as the case may be. If the Committee or the Chairman of Teleglobe is appointed to administer the Plan or a portion thereof, all relevant references in this Plan to the Board will be deemed to be references to the Committee or to the Chairman of Teleglobe, as the case may be. Subject to the terms and conditions of the Plan, the Board has the authority, without limitation, to:

(i) determine which Eligible Participants are to be granted Options to purchase Shares or other types of Grants pursuant to the terms of the Plan;

(ii) grant Options or other types of Grants to Eligible Participants and determine the number of Shares to be issued pursuant to such Options or, as the case may be, the number of the other types of Grants provided for in the Plan;

(iii) determine the terms under which Options and the other types of Grants are granted;

(iv)   prescribe the form of Option Agreement and Plan Agreement;

(v) prescribe the form of notice from an Optionholder to Teleglobe giving notice of the exercise or partial exercise of an Option previously granted to the Optionholder;

(vi) interpret the Plan, the Option Agreements or the Plan Agreements, determine all questions arising out of and resolve any dispute regarding the Plan, the Option Agreements or the Plan Agreements and any Grants pursuant to the Plan;

(vii) subject to any required regulatory or shareholder approval, amend, suspend or terminate the Plan in whole or in part at any time;

(viii) prescribe, amend and rescind rules and regulations relating to the Plan;

(ix) adopt any rules, procedures or methods of exercise as permitted by law and deemed necessary or convenient to the administration of the Plan; and

(x) otherwise administer the Plan in any manner consistent with applicable laws, rules and regulations.

To the extent required for transactions under the Plan to qualify for exemptions available under Rule 16b-3 promulgated under the U.S. Securities Act, the Board shall delegate its authority to the Committee and each member of the Committee will be a "disinterested person" within the meaning of Rule 16b-3. To the extent required for compensation realized from Grants under the Plan to be deductible by Teleglobe or any of its Subsidiaries pursuant to Section 162(m) of the Code, the members of the Committee will be "outside directors" within the meaning of
Section 162(m) of the Code.

The determination by the Board on all matters relating to the Plan, any Option Agreement or any Plan Agreement will be conclusive and binding on Teleglobe, the Eligible Participants, the Optionholders, the Grantees and all other affected persons.

No member of the Board or of the Committee or, to the extent applicable, the Chairman will be liable for any action or determination made in good faith with respect to the Plan, the Option Agreements, the Plan Agreements or any Grant under the Plan.

4.   Shares Reserved
     ---------------

The maximum number of Shares that are issuable under the Plan is sixteen million (16,000,000) subject to adjustment under Section 12. The maximum number of Shares that may be reserved for issuance to any one Eligible Participant pursuant to any Grant under the Plan and any other compensation arrangements is five percent (5%) of the aggregate number of Shares in the capital of Teleglobe outstanding at the time of reservation. Notwithstanding the foregoing but subject to the adjustment under Section 12, no more than fifteen million (15,000,000) Shares will be issued upon the exercise of Options and no more than one million (1,000,000) Shares will be issued for Restricted Shares under
Section 8.1 and/or upon the exercise of Share Appreciation Rights and/or Incentive Share Units under Sections 7.1 and 9.1, respectively.

5.   Terms and Conditions of Options
     -------------------------------

The Options covered by a Grant shall be evidenced by a written agreement (the "Option Agreement") and by such other instrument, in such form as the Board shall from time to time approve. Upon the Grant of an Option, Teleglobe will deliver to the Optionholder an Option Agreement containing the terms of the Option and executed by Teleglobe, and upon delivery to Teleglobe of the Option Agreement executed by the Optionholder, such Optionholder will be a participant in the Plan and have the right to purchase the Shares on the terms set out in the Option Agreement and in the Plan. Except as provided herein, the Option Agreement cannot be modified without the consent of the Optionholder. In the event any provision of the Option Agreement and the Plan conflict, the provisions of the Plan will govern.

5.1  Eligibility
     -----------

Options may be granted by the Board to any Eligible Participant, subject to the limitations set forth in Article 4. The Grant Date is determined by the Board at the time of Grant and may be on or after the date that the Board resolves to grant the Option.

5.2  Exercise Price
     --------------

The price per Share at which Shares may be subscribed for by an Optionholder for any Option will be determined by the Board at the time of Grant but shall not be lower than the Market Value of a Share as of the Grant Date.

5.3  Expiry Date
     -----------

Subject to the provisions of Sections 5.4 and 5.5, the Board shall, from time to time, determine the Option Period which Option Period shall not exceed ten (10) years from the Grant Date.

5.4  Exercise Schedule
     -----------------

(A) The Board shall prescribe the date or dates upon which all or a portion of the Options become exercisable and may establish performance criteria which must be met by Teleglobe and/or its Subsidiaries in order for all or a portion of the Options to become exercisable. Subject to
     Section 5.4B), and unless the Board otherwise provides, any Option or portion thereof that is not exercisable at the time an Optionholder ceases to be a director, an officer or an employee of Teleglobe for any reason shall be cancelled.

(B)        Notwithstanding the foregoing:

     (i) the Board shall have the power to accelerate the time at which an Option may first be exercised or the time during which an Option or any part thereof will become exercisable including, without limitation, prior to or in connection with a Change of Control or in the event an Optionholder dies or his or her employment with Teleglobe or one of its Subsidiaries is terminated due to Disability;

     (ii) if, in either case within eighteen (18) months of a Change of Control, an Optionholder resigns after a significant change in his or her employment conditions or if the employment of an Optionholder is terminated for any reason other than (y) a Dismissal for Cause, or
           (z) a voluntary termination other than after a significant change in his or her employment conditions, all Options held by such Optionholder, whether exercisable or not exercisable at such time shall become exercisable and may be exercised during the period ending ninety (90) days after such resignation or termination.

5.5  Early Expiry
     ------------

(A)  Right to Exercise in the Event of Termination of Employment

Any Option exercisable at the time an Optionholder ceases to be a director, an officer or an employee of Teleglobe or its Subsidiaries for any reason other than death, Retirement or termination of his or her employment as a result of Disability shall expire on a date which is the earlier of (i) the end of the Option Period relating to such Option would otherwise expire or (ii) thirty (30) days after the date on which the Optionholder ceases to be a director, an officer or an employee of Teleglobe or its Subsidiaries (or such other date as determined by the Board which date shall not be less than thirty (30) days and not more than one hundred and eighty (180) days after the date on which the Optionholder ceases to be a director, an officer or an employee of Teleglobe or its Subsidiaries).

(B)  Right to Exercise in the Event of Disability

Unless the Board otherwise provides, in the event of the termination of the employment of an Optionholder by reason of Disability, the Optionholder, or his or her legal representative, may exercise the Options covered by any Grant of Options to the Optionholder to the extent that such Options were exercisable on the day of the termination of employment by reason of Disability, within twelve
(12) calendar months from the date of such termination, but in any event no later than the end of the Option Period relating to such Options.

(C)  Right to Exercise in the Event of Death

Unless the Board otherwise provides, in the event of death of an Optionholder, either while in the employment of Teleglobe or any of its Subsidiaries or within twenty-four (24) calendar months (or such other period provided for under Section 5.5D)) after Retirement, the Optionholder's estate may exercise the Options covered by any Grant to the Optionholder to the extent such Options were exercisable on the day of the Optionholder's death, within twelve (12) calendar months from the day of the Optionholder's death, but in any event no later than the end of the Option Period relating to such Options. The Optionholder's estate shall include only the executors or administrators of such estate or any person or persons who shall have acquired the right to exercise such Options directly from the Optionholder by bequest or inheritance and who deliver evidence of such status to Teleglobe.

(D)  Right to Exercise in the Event of Retirement

In the event of Retirement of an Optionholder, the Optionholder may exercise the Options covered by any Grant to the extent such Options were exercisable on the Optionholder's date of Retirement within twenty-four (24) calendar months from the date of such Retirement, but in any event no later than the end of the Option Period relating to such Options.

5.6   Method of Exercise
      ------------------

Subject to the provisions of Sections 11 and 15, Options may be exercised, in whole or in part, upon the Optionholder giving a notice to the person or entity appointed from time to time by the Board to receive notices pursuant to the terms hereof. However, the Board may at any time and from time to time, whether before or after the exercise or purported exercise of any Option, determine in its sole discretion that the election to exercise such Option may be made only during such period(s), if any, as the Board may determine.

Any notice of exercise of an Option will be accompanied by payment of the full purchase price for the Shares being purchased. Payment may be made (i) by cashier's or certified check payable to Teleglobe, or (ii) by delivery of certificate(s), duly endorsed to or surrendered pursuant to Teleglobe's attestation procedure, representing Shares with a Market Value on the date of receipt by Teleglobe of the notice of exercise equal to part or all of the purchase price, together with a cashier's or certified check for any balance due to Teleglobe, or (iii) at the discretion of the Board and to the extent permitted by law, by such other method, as the Board may from time to time prescribe. Teleglobe will deliver to the Optionholder certificate(s) for Shares issuable upon exercise of an Option as soon as practicable after receipt of payment for such Shares. If the method of payment employed by the Optionholder so require, the Optionholder may direct Teleglobe to deliver the certificate to the Optionholder's stockbroker. In addition, if an Optionholder's transactions are not subject to Section 16 of the U.S. Securities Act, upon exercise of Options other than Incentive Stock Options, the Optionholder may direct Teleglobe to issue Shares to family members, trusts or charities.

5.7   Incentive Stock Options
      -----------------------

Notwithstanding anything herein to the contrary (including the right of the Board to accelerate the right of an Optionholder to exercise all or any part of the Options covered by a Grant), the following special provisions shall apply to Incentive Stock Options:

(i) the aggregate Market Value (determined on the Grant Date) of the Share(s) with respect to which Incentive Stock Options are first exercisable by an Eligible Participant during any calendar year shall not exceed One Hundred Thousand U.S. dollars (U.S.$100,000), or such other limit as may be established from time to time under Section 422 of the Code, and any Option exceeding such limit will be treated as Options which are not Incentive Stock Options;

(ii) there shall be an obligation on any Optionholder who disposes of a Share acquired on the exercise of an Incentive Stock Option by sale or exchange either (A) within two (2) years after the Grant Date in respect of the Incentive Stock Option under which the Share was acquired, or (B) within one (1) year after the acquisition of such Share, to notify Teleglobe of such disposition and of the amount realized upon such disposition; and

(iii) the instrument evidencing the Incentive Stock Options covered by a Grant shall contain such limitations and restrictions upon the grant or exercise of Incentive Stock Options as shall be necessary in order that such Incentive Stock Options be Incentive Stock Options under Section 422 of the Code and may contain such other terms not inconsistent with the terms and conditions contained in this paragraph or with the provisions of
      Section 422 of the Code, as the Board may determine.


5.8   Impact on the Reserved Shares
      -----------------------------

Any Shares subject to an Option that expires, is cancelled or terminates without having been fully exercised may be subject to a further Option. No fractional Shares may be issued under the Plan.

6.    Terms and Conditions of Other Grants
      ------------------------------------

In addition to the Grants of Options, Teleglobe may make other Grants under the Plan in the form of Share Appreciation Rights, Restricted Shares and Incentive Share Units. Such other Grants under the Plan will be evidenced by written agreements (the "Plan Agreements") which will contain such provisions as the Board may in its sole discretion deem necessary or desirable.

7.   Share Appreciation Rights
     -------------------------

7.1  Eligibility and Exercise
     ------------------------

The Board may grant a Share Appreciation Right on such terms and conditions (including, without limitation, the exercise price of each such Share Appreciation Right) as the Board will from time to time determine, subject to the limitations set forth in Article 4. The Grantee of a Share Appreciation Right will, subject to the terms and conditions of the Plan and the applicable Plan Agreement, have the right to exercise such Share Appreciation Right during the Appreciation Period by surrender to Teleglobe for cancellation of all or a portion of the rights granted under the Plan, but only to the extent that such rights are then exercisable.

7.2  Rights Exercise Price and Payment
     ---------------------------------

The Grantee will be paid for each Share Appreciation Right exercised in accordance with Section 7.1 an amount equal to all or a portion of the excess (if any) of (i) the aggregate Market Value of the Shares subject to the Share Appreciation Rights or portion thereof surrendered (determined as of the date of exercise of such Share Appreciation Rights) over (ii) the aggregate exercise price of the Shares subject to the Share Appreciation Rights or portion thereof surrendered as determined in the relevant Plan Agreement. Any payment due upon exercise of a Share Appreciation Right will be made (i) in cash, (ii) in Shares (valued at the Market Value thereof as of the date of exercise), or (iii) partly in cash and partly in Shares, all as determined by the Board in its sole discretion. In the event that the Board will determine to make such payment, in whole or in part, in Shares, no fractional Shares will be issued and no payments will be made in lieu of fractional Shares.

7.3  Appreciation Period and Vesting Criteria
     ----------------------------------------

The Appreciation Period in respect of a particular Grant shall be specified by the Board, but in all cases shall end no later than the day preceding the tenth
(10th) anniversary of the date of the Grant. The Board shall prescribe the date or dates upon which all or a portion of the Share Appreciation Rights become exercisable and may establish any performance criteria which must be met by Teleglobe and/or any of its Subsidiaries in order for all or a portion of the Share Appreciation Rights to become exercisable.

7.4  Method of Exercise for Shares
     -----------------------------

Section 5.6 shall apply mutatis mutandis to the Grantee who exercises Share Appreciation Rights for Shares.

7.5  Termination of Employment
     -------------------------

Any Share Appreciation Right exercisable at the time a Grantee ceases to be a director, an officer or an employee of Teleglobe or its Subsidiaries for any reason other than death, Retirement or termination of his or her employment as a result of Disability, shall expire on a date which is the earlier of (i) the date on which the Appreciation Period ends or (ii) thirty (30) days after the date on which the Grantee ceases to be a director, an officer or an employee of Teleglobe or its Subsidiaries (or such other date as determined by the Board which date shall not be less than thirty (30) days and not more than one hundred and eighty (180) days after the date on which the Grantee ceases to be a director, an officer or an employee of Teleglobe or its Subsidiaries).

7.6  Disability
     ----------

Unless the Board otherwise provides, in the event of the termination of the employment of a Grantee of Share Appreciation Rights by reason of Disability, the Grantee or his or her legal representative may exercise the Share Appreciation Rights covered by any Grant of Share Appreciation Rights to the Grantee to the extent that such Share Appreciation Rights were exercisable on the day of the termination of employment by reason of Disability, within twelve
(12) calendar months from the date of such termination, but in any event no later than the end of the Appreciation Period relating to such Share Appreciation Rights.

7.7  Death
     -----

Unless the Board otherwise provides, in the event of death of a Grantee of Share Appreciation Rights, either while in the employment of Teleglobe or any of its Subsidiaries or within twenty-four (24) calendar months (or such other period provided for under Section 7.8) after Retirement, the Grantee's estate may exercise the Share Appreciation Rights covered by any Grant to the Grantee to the extent that such Share Appreciation Rights were exercisable on the day of the Grantee's death within twelve (12) calendar months from the day of the Grantee's death, but in any event no later than the end of the Appreciation Period relating to such Share Appreciation Rights. The Grantee's estate shall include only the executors or administrators of such estate or any person or persons who shall have acquired the right to exercise such Share Appreciation Rights directly from the Grantee by bequest or inheritance and who deliver evidence of such status to Teleglobe.

7.8  Retirement
     ----------

In the event of Retirement of a Grantee of Share Appreciation Rights, the Grantee may exercise the Share Appreciation Rights covered by any Grant to the extent that such Share Appreciation Rights were exercisable on the Grantee's date of Retirement within twenty-four (24) calendar months from the date of such Retirement, but in any event no later than the end of the Appreciation Period relating to such Share Appreciation Rights.

7.9  Impact on the Reserved Shares
     -----------------------------

Upon the Grant of a Share Appreciation Right, the number of Shares provided for in Section 4 available for issuance under the Plan will be reduced by a number equal to the number of Share Appreciation Rights so granted. If such Share Appreciation Rights are exercised, in whole or in part for cash, or if such Share Appreciation Rights expire or are cancelled without being exercised, then that number of Shares covered by such Share Appreciation Rights exercised for cash or cancelled Share Appreciation Rights will become eligible for issuance under the Plan.

8.   Restricted Shares
     -----------------

8.1  Grant and Eligibility
     ---------------------

The Board may grant Restricted Shares entitling the Eligible Participant to acquire Shares. Restricted Share Grants may be made independently or in connection with any other Grant under the Plan. Notwithstanding the limits set forth in Section 4, no more than twenty thousand (20,000) Restricted Shares will be granted to any Eligible Participant in any calendar year.

8.2  Rights of the Grantee and Restriction on Transfer
     -------------------------------------------------

Teleglobe will issue a certificate for the Shares subject to the Restricted Shares, and the Grantee will thereupon have all the rights of a shareholder with respect to the Restricted Shares including voting and dividend rights, subject to the non-transferability restrictions and forfeiture provisions, and subject to any other conditions contained in the applicable Plan Agreements. Unless the Board determines otherwise, certificates evidencing Restricted Shares will remain in the possession of Teleglobe until such Restricted Shares are free of any restrictions specified under the applicable Plan Agreements. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein.

8.3  Vesting Criteria
     ----------------

At the time of Grant, the Board will specify the date or dates (which may depend upon or be related to the attainment of performance goals and other conditions as specified in the Plan Agreement) on which the non-transferability and the forfeiture provisions of the Restricted Share will lapse. If the Grantee's compensation is subject to the deductibility limitations of Section 162(m) of the Code, then the performance goals will be based upon one or more of the following factors: revenue, operating income, EBITDA; return on equity, return on assets and economic value added; or performance of a Subsidiary or other business unit of Teleglobe on such items, provided that the Grantee is a senior executive officer of such Subsidiary or other business unit. Revenue, operating income, EBITDA, return on equity, return on assets and economic value added may be calculated for purposes of the Plan without regard to (i) losses from discontinued operations; (ii) extraordinary gains or losses (as defined by generally accepted accounting principles); and (iii) the cumulative effect of changes in accounting principles. The Board will have the sole right to set the targets using all or some of these factors using their reasonable business judgement and to determine whether the performance goals and other conditions have been met.

8.4  Early Termination and Impact on the Reserved Shares
     ---------------------------------------------------

If the Grantee ceases to be a director, an officer or an employee of Teleglobe or its Subsidiaries for any reason, before the lapse of restrictions set forth in the applicable Plan Agreement, the Shares representing the Restricted Shares will be cancelled and the Grantee's rights in such Shares will be extinguished. Upon the Grant of a Restricted Share, the number of Shares provided for in
Section 4 available for issuance under the Plan will be reduced by a number equal to the number of Restricted Shares so granted. If such Restricted Shares expire, terminate or are cancelled without being exercised, then that number of Shares covered by such expired, terminated or cancelled Restricted Shares will become eligible for issuance under the Plan.

9.   Incentive Share Units
     ---------------------

9.1  Grant and Eligibility
     ---------------------

The Board may grant Incentive Share Units, each of which will entitle the Grantee to receive one (1) Share at the maturity date specified in such Grant. At the maturity date applicable to a Grant of Incentive Share Units, Teleglobe will transfer to the Grantee one (1) fully paid and non assessable Share for each such Incentive Share Unit. Incentive Share Unit Grants may be made independently of or in connection with any other Grant under the Plan. Notwithstanding the limits set forth in Section 4, no more than twenty thousand (20,000) Incentive Share Units will be granted to any Eligible Participant in any calendar year.

9.2  Vesting Criteria
     ----------------

At the time of Grant, the Board will specify the maturity date or dates (which may depend upon or be related to the attainment of performance goals and other conditions as specified in the Plan Agreement) on which the Incentive Share Units will become fully vested and non-forfeitable. If the Grantee's compensation is subject to the deductibility limitations of Section 162(m) of the Code, then the performance goals will be based upon one or more of the following factors: revenue, operating income and EBITDA; return on equity, return on assets and economic value added; or performance of a Subsidiary or other business unit of Teleglobe on such items, provided that the grantee is a senior executive officer of such Subsidiary or other business unit. Revenue, operating income, EBITDA, return on equity, return on assets and economic value added may be calculated for purposes of the Plan without regard to (i) losses from discontinued operations; (ii) extraordinary gains or losses (as defined by generally accepted accounting principles); and (iii) the cumulative effect of changes in accounting principles. The Board will have the sole right to set the targets using all or some of these factors using their reasonable business judgement and to determine whether the performance goals and other conditions have been met and therefore whether the Incentive Share Units are vested and non-forfeitable.

9.3  Early Termination and Impact on the Reserved Shares
     ---------------------------------------------------

If the Grantee ceases to be a director, an officer or an employee of Teleglobe or its Subsidiaries for any reason, before the maturity date of an Incentive Share Unit, the Grantee's rights in such Incentive Share Unit and underlying Shares will be extinguished. Upon the Grant of Incentive Share Units, the number of Shares provided for in Section 4 available for issuance under the Plan will be reduced by a number equal to the number of Incentive Shares Units so granted. If such Incentive Share Units expire, terminate or are cancelled without being exercised, then that number of Shares covered by such expired, terminated or cancelled Incentive Share Units will become eligible for issuance under the Plan.

10.  Non-Transferability
     -------------------

No Grant to any Eligible Participant under the Plan or under any Option or Plan Agreement will be assignable, transferable or pledged, except by will or by the laws of descent and distribution or as otherwise may be permitted, from time to time, by applicable securities legislation, rules and regulations. The Board may however, in its sole discretion, allow for the transferability of Options (other than Incentive Stock Options) by the Optionholder to:

(i)  the spouse of the Optionholder;

(ii)  a minor child or minor grandchild of the Optionholder; or

(iii) a trust, of which at least one (1) of the trustees is the Optionholder and the beneficiaries of which are one (1) or more of the persons referred to in (i) and (ii) above,

if such transfer is made without consideration.

Any Option (other than Incentive Stock Options) that are transferable are further conditioned on the Optionholder and the persons or entities referred to in (i) through (iii) above agreeing to abide by Teleglobe's then current option transfer guidelines. During the life of the Eligible Participant, all rights granted to the Eligible Participant under the Plan or under any Option or Plan Agreement will be exercisable only by him or her or by his or her guardian or legal representative. Any such transfer shall be subject, as the case may be, to the appropriate regulatory approval.

11.   Rights Terminated if Dismissal for Cause
      ----------------------------------------

Notwithstanding any other provision of this Plan, in the event an Eligible Participant's employment is terminated by reason of Dismissal for Cause, all Grants to him or her under the Plan, whether for Options, Share Appreciation Rights, Restricted Shares or Incentive Share Units, will expire on the day immediately preceding the date of termination of employment, and will as of such day no longer be exercisable or vested to any extent whatsoever.

12.   Modifications
      -------------

In the event of the subdivision, consolidation, reclassification or other change to the Shares, the Plan and the Options granted pursuant thereto, whether granted prior to or after such modification, shall be deemed to be changed thereby and to apply to the shares resulting from such subdivision, consolidation, reclassification, or other change mutatis mutandis, and appropriate adjustments will be made to the exercise price of the Shares under Option, subject to the right of the Board to make such other or additional adjustment as are appropriate in the circumstances. Similar adjustment will be made to the other types of Grants, where applicable. Subject to any required regulatory approval, such adjustment will be definitive and mandatory for the purposes of the Plan.

13.   Compliance with Laws and Stock Exchange Rules
      ---------------------------------------------

The Plan, the grant and exercise of Options or of other Grants under the Plan and Teleglobe's obligation to issue Shares on exercise of Options or of other Grants will be subject to all applicable federal, provincial and foreign laws and the rules and regulations of any stock exchange on which the Shares are listed for trading. Each Eligible Participant shall agree to comply with such laws, rules and regulations and to provide Teleglobe with any information or undertaking required to comply with such laws, rules and regulations. Shares issued to Optionholders or to a Grantee pursuant to the exercise of Options or of other types of Grants may be subject to limitation on sale or resale under applicable securities laws.

14.   Stock Exchange Listing
      ----------------------

Teleglobe shall make the listing applications necessary in order to effect the listing of the Shares to be issued upon the exercise of Options or of other types of Grants on all stock exchanges upon which the Shares are then listed.

15.   Withholding Taxes
      -----------------

Whenever under the Plan there is a transfer of Shares or a cash payment, or the vesting of a Grant, such transfer payment or vesting will be subject to applicable withholding requirements imposed by any tax or other law. Teleglobe will have the right to require as a condition of any such transfer, payment or vesting that the Optionholder or the Grantee, as the case may be, remit an amount sufficient in the opinion of Teleglobe to satisfy all withholding requirements related thereto. Teleglobe will be entitled to deduct such amount from any cash payment. If the Optionholder or the Grantee, as the case may be, has used cash as payment of the purchase price, the Optionholder or the Grantee, as the case may be, must satisfy the foregoing condition by making a cash payment to Teleglobe equal to the tax to be withheld. If the Optionholder or the Grantee, as the case may be, has used Shares as payment of the purchase price for the Shares being purchased, the Optionholder or the Grantee, as the case may be, must satisfy the foregoing condition by having Teleglobe withhold Shares with a value equal to the amount of tax to be withheld. Such Shares will be valued at Market Value as of the date of exercise.

16.   Nature of Payments
      ------------------

Any and all payments of Shares or cash hereunder will be granted, issued or paid in consideration of services performed for Teleglobe or for its Subsidiaries by the Optionholder or the Grantee, as the case may be.

All such grants, issuances and payments will constitute a special incentive payment to the Optionholder or the Grantee, as the case may be, and will not, unless otherwise determined by the Board, be taken into account in computing the amount of salary or regular compensation of the Optionholder or the Grantee, as the case may be, for the purposes of determining any pension, retirement, death or other benefits under (i) any pension, retirement, life insurance or other benefit plan of Teleglobe or any of its Subsidiaries or (ii) any agreement between Teleglobe or any of its Subsidiaries and the Optionholder or the Grantee, as the case may be.

17.   Non-Uniform Determinations
      --------------------------

The Board's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Grants under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Board will be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Option Agreements or Plan Agreements, as to (i) the directors, officers and key employees to receive Grants under the Plan, (ii) the terms and provisions of Grants under the Plan and (iii) the grant or the withholding by the Board of its consent to the exercise of Share Appreciation Rights (pursuant to Sections 5.6 and 7.4).

18.   Final Provisions
      ----------------

The participation in the Plan of an Eligible Participant shall be entirely optional and shall not be interpreted as conferring upon an Eligible Participant any right or privilege whatsoever, except for the rights and privileges set out expressly in the Plan. Neither the Plan nor any act that is done under the terms of the Plan shall be interpreted as restricting the right of Teleglobe or any of its Subsidiaries to terminate the employment of an Eligible Participant, an Optionholder or a Grantee at any time. Subject to the terms of the Plan, any notice of dismissal given to an Eligible Participant, an Optionholder or a Grantee at the time his or her employment is terminated, or any payment in the place and stead of such notice, or any combination of the two, shall not have the effect of extending the duration of the employment for purposes of the Plan.

The Plan does not provide for any guarantee in respect of any loss or profit which may result from fluctuations in the price of the Shares.

Teleglobe and its Subsidiaries shall assume no responsibility as regards the tax consequences that participation in the Plan will have for an Eligible Participant, and Eligible Participants are urged to consult their own tax advisors in such regard.

The Plan, any Option, Grants or Agreements hereunder shall be governed and interpreted according to the laws of the Province of Quebec and the laws of Canada applicable therein.